Exhibit 99.1

California Pizza Kitchen, Inc. Reports Preliminary Fourth Quarter 2008 Results

LOS ANGELES--(BUSINESS WIRE)--January 14, 2009--California Pizza Kitchen, Inc. (Nasdaq:CPKI) announced today that revenues decreased 0.7% to $161.7 million for the fourth quarter ended December 28, 2008 versus $162.9 million in the fourth quarter of 2007. Comparable restaurant sales decreased approximately 7.2% compared to a 1.8% increase in the fourth quarter a year ago.

During its November 6, 2008 third quarter conference call, the Company forecasted earnings of $0.06 to $0.09 per diluted share for the fourth quarter. Based on fourth quarter revenues and comparable restaurant sales results, management now expects preliminary earnings of $0.08 to $0.10 excluding the effect of non-cash charges related to the impairment of three CPK/ASAPs, seven full service restaurants and continuing benefits from tax credits. The net loss for the fourth quarter, including the non-cash impairment charges and continuing benefits from tax credits, is expected to range between negative $0.22 to $0.25 per diluted share.

During the fourth quarter, the Company added one LA Food Show Grill & Bar in Beverly Hills, California. In addition, the Company’s domestic franchise partner, HMSHost, opened a CPK/ASAP location in the Raleigh-Durham International Airport in North Carolina and a full service location in the McCarran International Airport in Las Vegas, Nevada.

The Company intends to release its fourth quarter earnings on February 12, 2009 at approximately 4:00 pm ET with a conference call to follow on the same day at approximately 4:30 pm ET. A webcast of the conference call will be accessible at www.cpk.com.

California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $14.00. As of January 14, 2009 the company operates, licenses or franchises 252 locations, of which 204 are company-owned and 48 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

Information about California Pizza Kitchen, Inc. can be found on the Company’s website at www.cpk.com.

This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.

Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
California Pizza Kitchen, Inc.
Media: Sarah Grover
Investors: Sue Collyns
310-342-5000